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                                                                 Exhibit 99.1

For Immediate Release:  May 8, 2006
Contact:  Paul Sunu, Chief Financial Officer at (919) 563-8222 or
          Rick Whitener, Vice President and Treasurer at (919) 563-8374

Bond Ticker: MADRIV
May 8, 2006
Mebane, North Carolina

          MADISON RIVER COMMUNICATIONS ANNOUNCES CHANGE IN DATE FOR CONFERENCE CALL TO DISCUSS ITS 2006 FIRST QUARTER RESULTS


   Mebane, North Carolina - May 8, 2006 - Madison River Communications today announced that the date and time for the conference call to report its 2006 first quarter financial and operating results has changed from the date and time in its previous announcement. The conference call will now be conducted on Monday, May 15, 2006 at 2:30 PM EDT. The dial-in information previously provided has not changed.


   Participants may call (719) 457-2652 and provide the access code 3805429. Alternatively, participants may access the call via a webcast that can be linked to from the investor relations page of the Company's website at www.madisonriver.net.


   A telephonic replay will be accessible beginning at 5:30 PM EDT on the day of the conference call and continue for two weeks by dialing (888) 203-1112 or (719) 457-0820 and entering the access code 3805429.








     Madison River Capital, LLC operates as Madison River Communications and is a wholly owned subsidiary of Madison River Telephone Company, LLC.
Madison River Communications operates and enhances rural telephone companies and provides competitive communications services in its edge-out markets. Madison River Telephone Company, LLC is owned by affiliates of Madison Dearborn Partners Inc., Goldman, Sachs & Co. and Providence Equity Partners, the former shareholders of Coastal Utilities, Inc. and members of management.